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                                                                   Exhibit 10(k)

                        1994 EMPLOYEE STOCK PURCHASE PLAN

                                       OF

                              THE PITTSTON COMPANY

                   (As Amended and Restated as of May 2, 1997)





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                                TABLE OF CONTENTS

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                                                                         Page
ARTICLE I      -   Purpose of the Plan....................................1
ARTICLE II     -   Definitions............................................2
ARTICLE III    -   Administration.........................................6
ARTICLE IV     -   Number of Shares to be Offered........................ 7
ARTICLE V      -   Eligibility and Participation......................... 9
ARTICLE VI     -   Effect of Termination of Employment...................17
ARTICLE VII    -   Rights Not Transferable...............................18
ARTICLE VIII   -   Limitation on Stock Ownership.........................19
ARTICLE IX     -   Miscellaneous Provisions..............................20
ARTICLE X      -   Amendment or Termination of the Plan..................21


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                        1994 EMPLOYEE STOCK PURCHASE PLAN

                                       OF

                              THE PITTSTON COMPANY

                   (As Amended and Restated As of May 2, 1997)

                                    ARTICLE I

                               Purpose of the Plan

                  This 1994 Employee Stock Purchase Plan of The Pittston Company (the "Plan"), as effective July 1, 1994, contained provisions designed to enable eligible employees to purchase through regular payroll deductions shares of either or both classes of Common Stock of The Pittston Company, viz., Pittston Services Group Common Stock and Pittston Minerals Group Common Stock. The Company intends this Plan to encourage such employees to acquire a proprietary interest in the Company with a view toward further identifying their interests with those of other shareholders of the Company. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

                  Effective January 19, 1996, the Plan is amended and restated to reflect the redesignation (the "Redesignation") of the Pittston Services Group Common Stock as Pittston Brink's Group Common Stock and the creation of a


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new class of Common Stock designated Pittston Burlington
Group Common Stock.

                                   ARTICLE II

                                   Definitions

                  Section 1. Wherever used in the Plan, the following terms shall have the meanings indicated:

                  Board:  The Board of Directors of the Company.

                  Code: The Internal Revenue Code of 1986, as amended.

                  Committee: The committee designated by the Board to administer the Plan in accordance with Section 1 of Article III. Until otherwise determined by the Board, the Administrative Committee designated by the Board shall be the Committee under the Plan.

                  Common Stock: Any one or more classes of common stock of the Company, viz., Pittston Brink's Group Common Stock, Pittston Burlington Group Common Stock, Pittston Minerals Group Common Stock prior to January 1, 1996, Pittston Services Group Common Stock. Unless otherwise indicated, references in the Plan to Common Stock shall be construed to refer to the class of common stock covered by the particular designation on a Participant's enrollment form. Such shares of




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         Common Stock of the Company shall be subject to such terms, conditions and restrictions, including without limitations, restrictions on resale of such shares for a specified period of time, as shall be determined by the Committee.

                  Company:  The Pittston Company.

                  Compensation: The annual base rate of pay of a Participant as of each Offering Date applicable to such Participant, including commissions but excluding, unless otherwise determined by the Committee in accordance with nondiscriminatory rules adopted by it, overtime or premium pay.

                  Dividend Date: The date on which a cash dividend on Common Stock held by the Nominee is paid.

                  Eligible Employee: Any employee of the Company or a Subsidiary
         (a) whose date of hire was at least six months prior to the commencement of an Offering Period and (b) who is customarily employed for at least 20 hours per week and five months in a calendar year; provided, however, that in the case of an employee who is covered by a collective bargaining agreement, he or she shall not be considered an Eligible Employee unless and until the labor organization representing such individual has accepted the Plan on behalf of the




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         employees in the collective bargaining unit. Any such employee shall continue to be an Eligible Employee during an approved leave of absence provided such employee's right to continue employment with the Company or a Subsidiary upon expiration of such employee's leave of absence is guaranteed either by statute or by contract with, or a policy of, the Company or a Subsidiary.

                  Fair Market Value: With respect to shares of any class of Common Stock, the average of the high and low quoted sale prices (including any sale prices determined on a when issued basis) of a share of such stock on the applicable Offering Date, Purchase Date, Dividend Date or other date specified herein, as the case may be, as reported on the New York Stock Exchange Composite Transactions Tape; provided that (a) if on such Offering Date, Dividend Date or any other date other than the Purchase Date, there is no reported sale transaction on the New York Stock Exchange Composite Transactions Tape, Fair Market Value shall be determined on the first subsequent date on which such a transaction shall have occurred, and (b) if on such Purchase Date there is no such transaction, Fair Market




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         Value shall be determined on the last preceding date on which such a transaction shall have occurred.

                  Nominee: The custodian designated by the Company for the Plan Accounts held hereunder.

                  Offering Date: The first day of each six-month period commencing on July 1 or January 1 on and after July 1, 1994.

                  Offering Period: With respect to each Participant, the six-month period from an Offering Date to and including the next following Purchase Date.

                  Participant: An Eligible Employee who elects to participate in the Plan on an Offering Date in accordance with the provisions of the Plan. All Participants shall have the same rights and privileges except as otherwise permitted by Section 423 of the Code and the Plan.

                  Plan Account: The account established for each Participant pursuant to the Plan.

                  Purchase Date:  The last day of each six-month
         Offering Period.

                  Purchase Price: The price at which Participants may purchase shares of each class of Common Stock in accordance with the Plan.




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                  Subsidiary:  A subsidiary corporation, as defined
         in Section 424 of the Code, which is designated by the Committee as a Subsidiary for purposes of the Plan.

                                   ARTICLE III

                                 Administration

                  Section 1. Subject to the authority of the Board as described herein, the Plan shall be administered by a committee designated by the Board, which shall be composed of at least three members. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it deems best. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of its members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to any applicable provisions of the Company's bylaws or of the Plan, all determinations by the Committee or the Board pursuant to the provisions of the Plan, and all related orders or resolutions of the Committee or the Board, shall be final, conclusive and binding on all persons, including the Company and its shareholders and Eligible Employees and Participants under the Plan.




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                  Section 2. All authority of the Committee provided for in, or pursuant to, this Plan, including that referred to in Section 1 of this Article III, may also be exercised by the Board. In the event of any conflict or inconsistency between determinations, orders, resolutions or other actions of the Committee and the Board taken in connection with this Plan, the actions of the Board shall control.

                                   ARTICLE IV

                         Number of Shares to be Offered

                  Section 1. Subject to the provisions of Section 2 of this
Article IV, the maximum number of shares of Common Stock which may be issued or allocated pursuant to the Plan shall be (a) in the case of Pittston Brink's Group Common Stock, 750,000 shares, (b) in the case of Pittston Burlington Group Common Stock, 375,000 shares and (c) in the case of Pittston Minerals Group Common Stock, 250,000 shares.

                  Section 2. In the event of any dividend payable in any class of Common Stock or any split or combination of any class of Common Stock, (a) the number of shares of such class which may be issued under this Plan shall be proportionately increased or decreased, as the case may be,




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(b) the number of shares of such class (including shares subject to rights to purchase which have not been exercised) thereafter deliverable shall be proportionately increased or decreased, as the case may be, and (c) the aggregate Purchase Price of shares of such class shall not be changed. In the event of any other recapitalization, reorganization, extraordinary dividend or distribution or restructuring transaction (including any distribution of shares of stock of any Subsidiary or other property to holders of shares of any class of Common Stock) affecting any class of Common Stock, the number of shares of such class issuable under this Plan shall be subject to such adjustment as the Committee or the Board may deem appropriate, and the number of shares of such class thereafter deliverable (including shares subject to rights to purchase which have not been exercised) and/or the Purchase Price shall be subject to such adjustment as the Committee or the Board may deem appropriate. In the event of a merger or share exchange in which the Company will not survive as an independent, publicly owned corporation, or in the event of a consolidation or of a sale of all or substantially all of the Company's assets, provision shall be made for the protection and continuation of any outstanding rights to purchase by the substitution, on an equitable basis, of such shares of




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stock, other securities, cash, or any combination thereof,
as shall be appropriate.

                                    ARTICLE V

                          Eligibility and Participation

                  Section 1. An Eligible Employee who shall have satisfied all eligibility requirements on or before any Offering Date may become a Participant for the Offering Period commencing on such Offering Date by filing with the office or offices designated by the Committee an enrollment form prescribed by the Committee authorizing payroll deductions not less than ten business days prior to such Offering Date. By enrolling in the Plan, a Participant shall be deemed to elect to purchase the maximum number of shares (including the right to fractional shares calculated to the fourth decimal place) of the class of Common Stock that can be purchased with the amount of the Participant's Compensation which is withheld and designated for such class during the Offering Period.

                  Section 2. A Participant shall automatically participate in each successive Offering Period until the time of such Participant's withdrawal from the Plan as hereinafter provided. A Participant shall not be required to file any additional enrollment forms for any such successive




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Offering Period in order to continue participation in the Plan.

                  Section 3. Each Participant shall designate on the enrollment form the percentage of Compensation which he or she elects to have withheld for the purchase of Common Stock, which may be any whole percentage from 1% up to and including 10% of such Participant's Compensation. A Participant may reduce (but not increase) the rate of payroll withholding during an Offering Period by filing with the Committee a form to be prescribed by it, at any time prior to the end of such Offering Period for which such reduction is to be effective. Not more than one reduction may be made in any Offering Period unless otherwise determined by nondiscriminatory rules adopted by the Committee. Each
Participant shall also designate on the enrollment form a percentage (in multiples of 10%) of the Compensation withheld during an Offering Period that is to be used to purchase Pittston Brink's Group Common Stock, a percentage (in multiples of 10%) of such Compensation that is to be used to purchase Pittston Burlington Group Common Stock and/or a percentage (in multiples of 10%) of such Compensation that is to be used to purchase Pittston Minerals Group Common Stock; provided, however, that 100% of withheld Compensation shall be allocated among the three classes of Common Stock.




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In the event a Participant elects to reduce the rate of payroll withholding during an Offering Period, such reduction shall be applied ratably to the allocation of his or her withheld Compensation among the three classes of Common Stock. During an Offering Period, a Participant may not change the allocation of his or her Compensation to be withheld during such Offering Period although such allocation may be changed for any subsequent Offering Period by filing an appropriate form not less than ten business days prior to the Offering Date for such subsequent Offering Period. A Participant may increase or decrease the rate of payroll deduction for any subsequent Offering Period by filing, at the appropriate office provided for in Section 1 of this Article V, a new authorization for payroll deductions not less than ten business days prior to the Offering Date for such subsequent Offering Period.

                  Section 4. The Purchase Price for each share of Common Stock to be purchased under the Plan in respect of any Offering Period shall be 85% of the Fair Market Value of such share on either (a) the Offering Date in respect thereof or (b) the Purchase Date in respect thereof, whichever is less.

                  Section 5. The aggregate Purchase Price shall be accumulated throughout the Offering Period solely by payroll

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deductions which shall be applied automatically to purchase shares of the appropriate class of Common Stock on the Purchase Date for such Offering Period. Payroll deductions shall commence on the first payday following the applicable Offering Date and shall continue to the end of the Offering Period subject to prior decrease, withdrawal or termination as provided in the Plan.

                  Section 6. The Company will maintain a Plan Account on its books in the name of each Participant. On each payday the amount deducted from each Participant's Compensation will be credited to such Participant's Plan Account and such aggregate amount will be allocated among amounts to be used to purchase Pittston Brink's Group Common Stock, amounts to be used to purchase Pittston Burlington Group Common Stock and amounts to be used to purchase Pittston Minerals Group Common Stock. No interest shall accrue on any such payroll deductions. As of the Purchase Date with respect to each Offering Period, the amount then in such Plan Account and allocated to each class of Common Stock shall be applied to the purchase of the number of shares (including the right to fractional shares computed to the fourth decimal place) of the appropriate class of Common Stock determined by dividing such amount by the applicable Purchase Price of each class of Common Stock.




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                  Section 7. The shares of Common Stock (including the right to fractional shares) purchased on behalf of a Participant shall initially be registered in the name of a Nominee. Stock certificates shall not be issued to Participants for the Common Stock held on their behalf in the name of the Nominee, but all rights accruing to an owner of record of such Common Stock, including, without limitation, voting and tendering rights, shall belong to the Participant for whose account such Common Stock is held.

                  Notwithstanding the foregoing, a Participant may elect, as of the first day of any calendar quarter, to have some or all of the full shares of either class of Common Stock previously purchased and registered in the name of the Nominee on his or her behalf registered in the name of such Participant by giving written notification of such election to the Company, specifying the number of full shares (if fewer than all) to be registered in the name of such Participant. In such case, the number of full shares of each class of Common Stock held by the Nominee on behalf of such Participant and so specified in the Participant's notice shall be transferred to and registered in the name of such Participant as soon as administratively practicable.

                  Upon the termination of the Plan pursuant to
Article X, any full shares of any class of Common Stock




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purchased for the benefit of any Participant under the Plan which are registered in the name of the Nominee shall be transferred to and registered in the name of each such Participant as soon as administratively practicable. In addition, each such Participant shall receive a cash payment in lieu of fractional shares equal to the Fair Market Value of any fractional shares of Common Stock held by the Nominee on the date of the termination of the Plan for the benefit of such Participant.

                  Section 8. A Participant may elect to cease active participation in the Plan with respect to all classes of Common Stock at any time up to the end of an Offering Period by filing with the Committee a form to be prescribed by it. As promptly as practicable after such filing, all payroll deductions credited to such Participant's Plan Account and allocated for the purchase of the class of Common Stock with respect to which the Participant is ceasing participation shall be returned to such Participant in cash, without interest. A Participant who elects to cease participation in the Plan may not resume participation in the Plan until after the expiration of one full Offering Period (following cessation of participation). Thereafter, any such Participant may enroll in the Plan by filing an enrollment form as provided in Section 1 of this Article V.




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                  Section 9. In the event that the aggregate number of shares of any class of Common Stock which all Participants elect to purchase during an Offering Period shall exceed the number of shares of such class remaining available for issuance under the Plan, the number of shares which each Participant shall become entitled to purchase during such Offering Period shall be determined by multiplying the number of such shares available for issuance by a fraction whose numerator shall be the number of such shares such Participant has elected to purchase and whose denominator shall be the sum of the number of such shares which all Participants have elected to purchase.
Any amounts deducted from a Participant's Compensation in excess of the amount that may be used to acquire shares of Common Stock shall be refunded to the Participant as soon as practicable.


                  Section 10. By executing an enrollment form, a Participant shall have authorized the Nominee to receive and collect all cash dividends or other distributions paid with respect to shares of Common Stock held on the Participant's behalf and to use such funds to purchase all additional shares of Pittston Brink's Group Common Stock, Pittston Burlington Group Common Stock and Pittston Minerals Group Common Stock, including the right to fractional shares, on behalf of the Participant, that could be purchased by divid-



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ing the amount of such dividend or other distribution by the Fair Market Value of the class of Common Stock giving rise to the distribution on the Dividend Date. The cash value of any distribution in property shall be determined by the Committee. Any stock dividend on shares of Common Stock shall be held by the Nominee for the benefit of the Participant on whose behalf the shares of Common Stock giving rise to the dividend are held. The Nominee shall distribute to any Participant, as soon as practical, any dividends received on shares of Common Stock, if the maximum share limitations set forth in Section 1 of Article IV prevent further issuances of such shares. A Participant who elects to hold shares of Common Stock previously registered in the name of the Nominee in his or her own name will cease to have the benefit of this Section 10 with respect to such shares when they are registered in his or her own name.


                  Section 11. Each Participant is entitled to direct the Nominee as to the manner in which any Common Stock held by the Nominee on behalf of such Participant is to be voted. Participants may vote fractional shares credited to their Plan Accounts. The combined fractional shares shall be voted to the extent possible to reflect the directions of the Participants holding fractional shares. Shares of Common Stock (including fractional shares) as to



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which the Nominee shall not have received timely written voting directions by a
Participant shall be voted proportionately with Common Stock of the same class as to which directions by Participants were so received.

                  Each Participant (or, in the event of his or her death, his or her beneficiary) is entitled to direct the Nominee in writing as to the manner in which the Nominee shall respond to a tender or exchange offer with respect to full shares of such Common Stock, and the Nominee shall respond in accordance with such directions. If the Nominee shall not have received timely written directions as to the response to such offer, the Nominee shall not tender or exchange any Common Stock allocated to such Plan Accounts.

                                   ARTICLE VI

                       Effect of Termination of Employment

                  In the event of the termination of a Participant's employment for any reason, including retirement or death, or the failure of a Participant to remain an Eligible Employee, all full shares of each class of Common Stock then held for his or her benefit by the Nominee shall be registered in such individual's name and an amount equal to the Fair Market Value (on the date of registration of full shares of Common Stock in the name of the Participant) of any frac-





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tional share then held by the Nominee for the benefit of such
Participant shall be paid to such individual, in cash, as soon as administratively practicable, and such individual shall thereupon cease to own the right to any such fractional share. Any amounts credited to such individual's Plan Account shall be refunded, without interest, to such individual, or, in the event of his or her death, to his or her legal representative. A transfer by a Participant from the Company to a Subsidiary, from one Subsidiary to another, or from a Subsidiary to the Company shall not be considered to be a termination of employment.

                                   ARTICLE VII

                             Rights Not Transferable

                  The rights and interests of any Participant in the Plan, including any right to purchase shares of Common Stock, or in any Common Stock or moneys to which he or she may be entitled under the Plan shall not be transferable otherwise than by will or the applicable laws of descent and distribution and any such right to purchase shall be exercisable, only during the lifetime of such Participant, and then only by such Participant. If a Participant shall in any manner attempt to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than by




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will, such attempt shall be deemed to constitute a cessation of participation in the Plan and the provisions included in Section 8 of Article V shall apply.

                                  ARTICLE VIII

                          Limitation on Stock Ownership

                  Notwithstanding any provision herein to the contrary, no Participant shall have a right to purchase shares of any class of Common Stock pursuant to Article V if (a) such Participant, immediately after electing to purchase such shares, would own Common Stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (b) the rights of such Participant to purchase Common Stock under the Plan would accrue at a rate that exceeds $15,000 of Fair Market Value of such Common Stock (determined at the time or times such rights are granted) for each calendar year for which such rights are outstanding at any time. For purposes of the foregoing clause (a), ownership of Common Stock shall be determined by the attribution rules of Section 424(d) of the Code and Participants shall be considered to own any Common Stock which they have a right to purchase under the Plan or any other stock option or purchase plan.




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                                   ARTICLE IX

                            Miscellaneous Provisions

                  Section 1. Nothing in the Plan shall be construed to give any Eligible Employee or Participant the right to be retained in the employ of the Company or a Subsidiary or to affect the right of the Company or any Subsidiary or a Participant to terminate such employment at any time with or without cause.

                  Section 2. A Participant shall have no rights as a shareholder with respect to any shares of any class of Common Stock which he or she may have a right to purchase under the Plan until the date such shares are registered in the name of a Nominee on behalf of such Participant.

                  Section 3. Each right to purchase shares of any class of Common Stock under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of such right to purchase or the shares of any class of Common Stock subject thereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such right to purchase or the issue of any class of Common Stock pursuant thereto, then, anything in the Plan to the contrary notwithstanding,




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no such right to purchase may be exercised in whole or in part, and no shares of such class of Common Stock shall be issued, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not reasonably acceptable to the Committee.

                  Section 4. All instruments evidencing participation in the Plan shall be in such form, consistent with the Plan and any applicable determinations or other actions of the Committee and the Board, as the Company shall determine.

                  Section 5. The Committee may establish appropriate procedures with a view toward obtaining information regarding any disqualifying disposition by any person of shares of any class of Common Stock which may make available to the Company a tax deduction in respect of such disposition.

                                    ARTICLE X

                      Amendment or Termination of the Plan

                  Section 1. The Plan became effective as of July 1, 1995, and shall terminate on June 30, 2002, unless the shareholders theretofore shall have approved an extension of such termination date.

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                  Section 2. The Board may, at any time and from time to time, amend (including, but not limited to, amendments to the Plan to increase the Purchase Price described in Section 4 of Article V), modify or terminate the Plan, but no such amendment or modification without the approval of the shareholders shall:

                  (a) increase the maximum number (determined as provided in the Plan) of shares of any class of Common Stock which may be issued pursuant to the Plan;

                  (b) permit the issuance of any shares of any class of Common Stock at a Purchase Price less than that provided in the Plan as approved by the shareholders;

                  (c) extend the term of the Plan; or

                  (d) cause the Plan to fail to meet the requirements of an "employee stock purchase plan" under
         Section 423 of the Code.





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